UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                      __________


                                       FORM 8-K



                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):      Commission File Number
October 12, 1995                                                       1-8233





                                  USF&G CORPORATION
                  (Exact Name of Registrant as Specified in Charter)



Maryland                                                            52-1220567
(State or Other Jurisdiction                 (IRS Employer Identification No.)
of Incorporation)





                     100 Light Street, Baltimore, Maryland  21202
                       (Address of Principal Executive Offices)


                                    (410) 547-3000
                 (Registrant's telephone number, including area code)


                                  USF&G CORPORATION
                                       FORM 8-K
                                ______________________


Item 5. Other Events.

     On October 11, 1995, USF&G issued a press release announcing its call for redemption on November 10, 1995, of 832,650 shares, or 75 percent of its remaining outstanding Series B Cumulative Convertible Preferred Stock. The press release is incorporated herein by reference as Exhibit I to this form.


































EXHIBIT I

                                                October 11, 1995
                                                FOR IMMEDIATE RELEASE
                                                CONTACT:  Kerrie Burch-DeLuca
                                                          (410) 547-3573


            USF&G CORPORATION CALLS 75 PERCENT OF ITS SERIES B CUMULATIVE
                             CONVERTIBLE PREFERRED STOCK


          USF&G Corporation today announced the call for redemption on November 10, 1995, of 832,650 shares, or 75 percent of its remaining outstanding Series B Cumulative Convertible Preferred Stock. The balance of the shares of Series B Preferred Stock are not subject to redemption prior to June 1996. The redemption price of the stock is $100.00 per share, plus accrued dividends of $0.28472.

           At the holder's option, each Series B share is convertible into 8.316 shares of USF&G common stock until the day preceding the redemption date, at which time this option with respect to shares called for redemption will expire. As long as the common stock price is greater than $12.025, holders of the Series B who convert will receive USF&G common stock (plus cash for fractional shares and accrued dividends) with a market value greater than the amount of cash that the holder would otherwise be entitled to receive upon redemption. USF&G's common stock closed at $18.75 per common share on the New York Stock Exchange on October 11, 1995. As a result of this call for redemption, USF&G expects the preferred stock to convert into approximately 6.9 million shares of common stock. Dividend savings resulting from this transaction are expected to be approximately $7 million annually.

          Baltimore-based USF&G Corporation, with assets of $14.2 billion, is composed of property/casualty and life insurance subsidiaries. The corporation's principal operating subsidiary is the United States Fidelity and Guaranty Company, one of the nation's largest property/casualty insurers, founded in 1896.


                                  USF&G CORPORATION
                                       FORM 8-K
                                ______________________
                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                           USF&G CORPORATION


                                           By: /s/DAN L. HALE
                                                Dan L. Hale
                                                Executive Vice President - Chief
                                                Financial Officer

October 12, 1995